                                                                                                            Exhibit 16.1

March 12, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first, second, third and sixth paragraphs of Item 4 included in the Form 8-K dated March 12, 2002 of Riggs National Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

cc: Mr. Steven T. Tamburo, CFO, Riggs National Corporation